EXHIBIT 1.1

2,225,000 Shares of Common Stock

InterMetro Communications, Inc.

UNDERWRITING AGREEMENT

                     , 2006

LADENBURG THALMANN & CO. INC.

as Representative of the several Underwriters

153 East 53rd Street, 49th Floor

New York, New York 10022

Dear Sirs:

InterMetro Communications, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom Ladenburg Thalmann & Co. Inc. is acting as representative (in such capacity, the “Representative”), an aggregate of 2,225,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Company also proposes to issue and sell to the Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, and at the option of the Underwriters, up to an additional 333,750 shares (the “Additional Shares”) of Common Stock. The Firm Shares and the Additional Shares are referred to herein collectively as the “Shares.” In connection with the proposed issuance and sale of the Shares, the Company proposes to issue to Ladenburg Thalmann & Co. Inc. and/or its designees a Common Stock Warrant (the “Warrant”) to purchase from the Company that number of shares (the “Warrant Shares”) of Common Stock as equals 10% of the number of Shares sold in the Offering (as hereinafter defined) pursuant to the terms and conditions set forth in the Warrant (a form of which is attached hereto as Exhibit A). The Shares are more fully described in the Registration Statement referred to below. The Company understands that the Underwriters propose to make a public offering (the “Offering”) of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, and one or more amendments thereto, on Form S-1 (Registration No. 333-134025), and related preliminary prospectus, as amended, for the registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), of the offer and sale of the Shares, which registration statement, as so amended, has been declared effective under the Securities Act by the Commission on the date hereof and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be a part of the registration statement at the time of effectiveness pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations, is hereinafter called the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities

Act Regulations registering additional shares of Common Stock (a “Rule 462(b) Registration Statement”), then, and unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, if any, which became effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. The prospectus relating to the Shares, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, is hereinafter referred to as the “Prospectus,” except that, subject to Sections 4(a) and 4(b) below, if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering that differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424 of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission as described in Rule 430A or Rule 424 of the Securities Act Regulations is hereafter called a “Preliminary Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”).

The following information has been prepared for the Offering and as of the Applicable Time (as defined below) constitutes the “Disclosure Package”: the Preliminary Prospectus, as most recently amended, the issuer free writing prospectuses as defined in Rule 433 of the Securities Act Regulations (each, an “Issuer Free Writing Prospectus”), if any, as identified on Schedule II-1 hereto, [the road show presentation identified on Schedule II-2 hereto], the pricing information identified on Schedule III hereto, and any other “free writing prospectus” (as defined pursuant to Rule 405 of the Securities Act Regulations) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. “Applicable Time” means [ :00] [A./P.] M. New York City time on ________, 2006 or such other time agreed by the Company and the Representative.

The Representative has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s employees, family members of employees, business associates and other third parties related to the Company (collectively, “Directed Share Participants”), as set forth in the Prospectus under the heading “Underwriting—Directed Share Program” (the “Directed Share Program”). The Shares to be sold by the Representative and certain of its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.”

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a) The Company (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, certificates, franchises and permits of and from all public, regulatory or governmental agencies and bodies (collectively, the “Permits”), to carry on its business as it is currently being conducted and as described in the Registration Statement, the Prospectus and the Disclosure Package and to own, lease and operate its properties, and is in compliance in all material respects with the terms of such Permits, (iii) has no reason to believe that any regulatory or governmental body or agency is considering limiting, suspending or revoking any such Permits, (iv) has no subsidiaries other than Advanced Tel, Inc., a California corporation (the “Subsidiary”), and (v) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, where the failure to be so qualified does not and could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the prospective earnings, business affairs, operations or prospects of the Company and its subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, hereinafter a “Material Adverse Effect” or “Material Adverse Change.”

(b) The Subsidiary (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its organization, (ii) has all requisite corporate or similar power and authority, and all necessary Permits, to carry on its business as it is currently being conducted and as described in the Registration Statement, the Prospectus and the Disclosure Package and to own, lease and operate its properties, and is in compliance in all material respects with the terms of such Permits, except where the failure to be so qualified does not and could not reasonably be expected to result in a Material Adverse Effect, (iii) has no reason to believe that any regulatory or governmental body or agency is considering limiting, suspending or revoking any such Permits, (iv) has no subsidiaries and (v) is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified does not and could not reasonably be expected to result in a Material Adverse Effect.

(c) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares and the Warrant Shares as provided herein and the corporate power to effect the use of proceeds from the Offering as described in the Prospectus. The execution, delivery, and performance of this Agreement and the Warrant and the issuance, offering and sale of the Shares and the Warrant Shares, and the consummation of the transactions contemplated hereby and thereby and in the Prospectus do not and will not violate, conflict with or constitute a breach of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, or result in an acceleration of any indebtedness of the Company pursuant to (i) the Certificate of Incorporation or Bylaws of the Company or the Subsidiary, in each case as amended through the date hereof, (ii) any bond, debenture, note, indenture, mortgage, loan or credit agreement, deed of trust, contract, lease or other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or their respective properties or assets are or may be bound, (iii) any statute, rule or regulation applicable to the Company or the Subsidiary or any of their respective properties or assets, or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or the Subsidiary or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with (A) any court or any governmental agency or authority having jurisdiction over the Company or its Subsidiary or any of their respective properties or assets or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement and the Warrant, (2) the issuance, sale and delivery of the Shares and the Warrant Shares to be issued, sold and delivered by the Company hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(d) The Registration Statement, the Prospectus, the Disclosure Package and any amendments thereof or supplements thereto, at the time the Registration Statement became effective (the “Effective Time”), at the time any post-effective amendment to the Registration Statement is filed with the Commission, at the time the Prospectus is first filed with the Commission, at the time any supplement or amendment to the Prospectus is filed with the Commission, and as of the Closing Date and any Additional Closing Date (each as defined herein), complied and comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and as of the Closing Date, and Additional Closing Date, if any, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus, at the Effective Time (unless the term “Prospectus” refers to a prospectus that has been provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and on the Closing Date, and Additional Closing Date, if any, does not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 1(d) shall not apply to statements in or omissions from the Registration Statement, the Prospectus, the Disclosure Package and any amendments thereof or supplements thereto made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Underwriters through the Representative expressly for use in the Registration Statement or the Prospectus, as contemplated by Section 7(b). Each Preliminary Prospectus and Prospectus filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act Regulations, if filed by electronic transmission pursuant to Regulation S-T under the Securities Act, was identical to the copy thereof delivered to the Representative for use in connection with the offer and sales of the Shares (except as may be permitted by Regulation S-T under the Securities Act).

(e)    (i) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through completion of the Offering did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule II-1 hereto, and any electronic road show relating to the Offering contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior written consent of the Representative, prepare or use or refer to, any Issuer Free Writing Prospectus, or otherwise use a Free Writing Prospectus.

(ii) The Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus; and any Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range.

(iii) The Representative represents that, unless the Company has given its prior consent, no Underwriter has made any offer relating to the Shares that constitutes an Issuer Free Writing Prospectus, or that otherwise constitutes a “free writing prospectus,” as defined in Rule 405 of the Securities Act, required to be filed with the Commission. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through completion of the Offering did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. Except for the Free Writing Prospectuses, if any, identified in Schedule II-1 hereto, and any electronic road show relating to the Offering contemplated herein, the Representative represents that no Underwriter has prepared, used or referred to, and will not, without the prior written consent of the Representative and the Company, prepare or use or refer to, any Issuer Free Writing Prospectus, or otherwise use a Free Writing Prospectus.

(f) The Company is eligible to use Free Writing Prospectuses in connection with this Offering pursuant to Rules 164 and 433 of the Securities Act Regulations; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) or Rule 433(f) of the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) or 433(f) of the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

(g) Mayer Hoffman McCann P.C., which has certified certain financial statements of the Company for the years ended December 31, 2004 and 2005, and of the Subsidiary for the fiscal years ended June 30, 2004 and 2005, has delivered its consent with respect to the audited financial statements of the Company and of the Subsidiary included in the Registration Statement, the Prospectus and the Disclosure Package, and which has performed certain procedures for the unaudited consolidated financial statements of the Company and the Subsidiary for the three-month periods ended March 31, 2005 and 2006, included in the Registration Statement, the Prospectus and any Preliminary Prospectus, is a firm of independent registered public accountants as required by the Securities Act and the Securities Act Regulations.

(h) The financial statements, together with the related notes, included in the Registration Statement, the Prospectus and the Disclosure Package with all amendments thereto present fairly in all material respects the financial position, results of operations, cash flows, and changes in stockholders’ equity of the Company, the Subsidiary or their respective predecessors, as applicable, as of and at the dates indicated and for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved and comply with Regulation S-X promulgated by the Commission. The financial data set forth in the Prospectus under the captions “Prospectus Summary—Summary Historical and Unaudited Pro Forma Consolidated Financial Data,” “Selected Historical and Unaudited Pro Forma Consolidated Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectus.

(i) The Registration Statement, the Prospectus and the Disclosure Package, when taken together with all amendments thereto filed with the Commission, at the time filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations, as applicable.

(j) Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has been no Material Adverse Change with respect to the Company and the Subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement, the Prospectus and the Disclosure Package, the Company and the Subsidiary, taken as a whole, have not incurred or undertaken any material liabilities or obligations, indirect, direct or contingent, except for liabilities or obligations that are reflected in the Registration Statement, the Prospectus and the Disclosure Package, nor entered into any material transaction or agreement not in the ordinary course of business, nor have any dividends or distributions of any kind been declared, paid or made by the Company or the Subsidiary nor has there been any repurchase or redemption by the Company or the Subsidiary of any shares of any class of its capital stock nor has there been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiary, taken as a whole, except in each case as described in the Registration Statement, the Prospectus and the Disclosure Package.

(k) This Agreement, the Warrant and the transactions contemplated herein and therein have been duly and validly authorized by the Company, and this Agreement has been, and the Warrant, when executed and delivered by the Company at the Closing Date, and Additional Closing Date, if any, will be, duly and validly executed and delivered by the Company. This Agreement and the Warrant, when executed and delivered by the Company at the Closing Date, and Additional Closing Date, if any, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(l) All of the shares of Common Stock outstanding as of the date hereof are duly authorized and validly issued, and are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or to purchase securities of the Company. The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly authorized and validly issued, fully paid and non-assessable and will not be issued in violation of or be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for a purchase of shares of the Company. As of March 31, 2006, after giving effect to the one for eight-and-a-half (1:8.5) reverse split of the Common Stock and the issuance and sale of the Shares pursuant hereto and the application of the net proceeds from the sale thereof, the Company had the pro forma capitalization as set forth in the Prospectus under the caption “Capitalization.” The capital stock of the Company conforms to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

(m) The Warrant Shares, when issued pursuant to the terms and conditions of the Warrant, will be duly and validly authorized and issued, fully paid and nonassessable, and will have not been issued in violation of or subject to any preemptive rights.

(n) Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package or as contemplated by this Agreement, there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or the Subsidiary. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Prospectus and Disclosure Package, accurately and fairly presents and summarizes such plans, arrangements, options and rights.

(o) There is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened or contemplated to which the Company or the Subsidiary is a party or to which the business or property of the Company or the Subsidiary is subject, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or its Subsidiary is or may be subject or to which the business, assets, or property of the Company or its Subsidiary are or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is required to be disclosed and is not disclosed in the Registration Statement, the Prospectus and the Disclosure Package and that could, individually or in the aggregate, result in a Material Adverse Effect.

(p) The Company has not directly or indirectly (i) taken any action designed to, or that might reasonably be expected to, cause or result in, or that constitutes or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the filing of the Preliminary Prospectus (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(q) There are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, have the right to request or demand that the Company register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such rights as have been duly exercised or waived.

(r) The Company is not, and upon consummation of the transactions contemplated hereby will not be (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or be subject to registration under the Investment Company Act, or (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended and will not conduct its business in a manner so that it will become subject to the Investment Company Act.

(s) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed for quotation, subject to official notice of issuance and satisfactory distribution, on the Nasdaq Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the delisting of the Common Stock from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or listing, as the case may be.

(t) To the knowledge of the Company, no action has been taken, and no statute, rule, regulation or order has been enacted, adopted or issued, by any governmental agency that prevents the issuance of the Shares or the Warrant Shares or prevents or suspends the use of the Prospectus; no injunction, restraining order or order of any kind by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares or the Warrant Shares, prevents or suspends the sale of the Shares or the Warrant Shares in any jurisdiction or that could adversely affect the consummation of the transactions contemplated by this Agreement, or the Prospectus; and to the knowledge of the Company, every request of any securities authority or agency of any jurisdiction for additional information in connection with the transactions contemplated by this Agreement and the Warrant has been complied with in all material respects.

(u) To the knowledge of the Company, there is (i) no unfair labor practice complaint pending or threatened against the Company or the Subsidiary before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or the Subsidiary, (ii) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or the Subsidiary (iii) no union representation question is existing with respect to the employees of the Company or the Subsidiary and (iv) no collective bargaining organizing activity is taking place with respect to the Company or its Subsidiary. Except as disclosed in the Prospectus, the Company and the Subsidiary have not violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”), except in each of cases (A) through (C) for matters which would not, individually or in the aggregate, have a Material Adverse Effect.

(v) The Company and the Subsidiary have not received notice of a violation of any federal, state, or local law, rule, regulation, order, judgment or decree relating to protection of the environment, natural resources or human health, including occupational safety and health (“Environmental Laws”) and, to the knowledge of the Company, the Company and the Subsidiary have received all Permits required of the Company or the Subsidiary under applicable Environmental Laws to conduct their business, and the Company and the Subsidiary are in compliance with all terms and conditions of any such Permits, except any such violation of law or regulation, failure to receive required Permits or failure to comply with the terms and conditions of such Permits which could not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor the Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action. There is no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its Subsidiary that could, individually or in the aggregate, have a Material Adverse Effect.

(w) The Company and the Subsidiary have (i) good and marketable title to all the properties and assets reflected as owned by them in the financial statements included in the Prospectus, free and clear of all security interests, liens, charges, encumbrances, equities, restrictions, claims and other defects, except such as are described in the Prospectus, and (ii) peaceful and undisturbed possession of their respective properties under all material leases to which they are parties as lessees. All material leases to which the Company or the Subsidiary is a party are valid and binding, and no default by the Company or the Subsidiary has occurred and is continuing thereunder and, to the knowledge of the Company, no defaults by the landlord are existing under any such lease that could result in a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company and the Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not, singly or in the aggregate, materially interfere with the use made or proposed to be made of such real property, improvement, equipment or personal property by the Company or the Subsidiary.

(x) The Company’s trademarks, trade names, licenses, trade secrets and other similar rights described in the Registration Statement, the Prospectus and the Disclosure Package (collectively, the “Intellectual Property Rights”) are all of the Intellectual Property Rights reasonably necessary to conduct the business of the Company and the Subsidiary as such businesses are now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor the Subsidiary has received any notice of infringement or conflict with asserted intellectual property rights of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein in all material respects. None of the technology employed by the Company or the Subsidiary has been obtained or is being used by the Company or the Subsidiary in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise, in violation of the rights of any persons.

(y) Neither the Company, the Subsidiary nor, to the knowledge of the Company, any of its officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or the Subsidiary, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or its Subsidiary (or assist the Company or the Subsidiary in connection with any actual or proposed transaction), that (i) might subject the Company, or any other individual or entity, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect.

(z) All tax returns required to be filed by the Company and the Subsidiary as of the Effective Time, the Closing Date and the Additional Closing Date, if any, in all jurisdictions have been or will be so filed, except where the failure to file has not had and could not have, either individually or in the aggregate, a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith through appropriate proceedings diligently pursued and for which adequate reserves have been provided. To the knowledge of the Company, there are no proposed additional tax assessments against the Company, the Subsidiary or their respective assets or properties. The Company and the Subsidiary have each made or created adequate charges, accruals and reserves in their respective financial statements included in the Registration Statement, the Prospectus and the Disclosure Package in respect of all federal, state and foreign income and franchise taxes for all periods presented therein as to which the tax liability of the Company or the Subsidiary has not been finally determined.

(aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences thereto.

(bb) The Company and the Subsidiary each maintains insurance covering its properties, operations, personnel and businesses with institutions it believes to be financially responsible. Such insurance insures against such losses and risks as are reasonably adequate in accordance with customary industry practice to protect the Company, the Subsidiary and their businesses. Neither the Company nor the Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, either individually or in the aggregate, materially alter the coverage thereunder or the risks covered thereby. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as presently contemplated and at a cost that would not result in a Material Adverse Effect.

(cc) The Company has no “employee benefit plan” (as defined under ERISA).

(dd) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters, Olshan Grundman Frome Rosenzweig & Wolosky LLP (“Underwriters’ Counsel”), pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(ee) The Company is or will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) applicable to it at the Effective Time, the Closing Date and the Additional Closing Date, if any, and is taking reasonable steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act and the related rules and regulations of the Commission that will be applicable to the Company, including the Commission’s internal control over financial reporting implemented pursuant to Section 404 of the Sarbanes-Oxley Act, upon and at all times after such provisions, rules and regulations become applicable to the Company.

(ff) Except as disclosed in the Registration, Prospectus and Disclosure Package, there are no outstanding loans, extensions of credit, advances or guarantees of indebtedness by the Company or the Subsidiary to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them. No relationship, direct or indirect, exists and no transaction has occurred between or among the Company or the Subsidiary on the one hand, and the directors, officers, stockholders or affiliates of the Company on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Prospectus and the Disclosure Package and that is not so described.

(gg) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares (as defined herein) in any jurisdiction where the Directed Shares are being offered. The Company has not offered, or caused the Representative to offer, Shares to any person pursuant to the Directed Share Program (as defined herein) with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(hh) Except as disclosed in the Registration Statement, the Prospectus or the Disclosure Package, neither the Company nor the Subsidiary (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD.

(ii) The Company has not relied upon the Representative or Underwriters’ Counsel for any legal, tax or accounting advice in connection with the Offering.

(jj) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the organizational documents of the Company.

(kk) The descriptions in each of the Registration Statement, the Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be described by the Securities Act or by the Securities Act Regulations, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required; each description of a contract, document or other agreement in the Registration Statement, the Prospectus and the Disclosure Package accurately reflects the terms of the underlying contract, document or agreement; all agreements between the Company or the Subsidiary and third parties expressly referenced in the Registration Statement, the Prospectus and the Disclosure Package are legal, valid and binding obligations of the Company and the Subsidiary, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles; such contracts are in full force and effect on the date hereof, except where the failure of any such agreement to be legal, valid, binding and enforceable and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and neither the Company nor the Subsidiary nor, to the Company’s knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(ll) There has been no change in the Company’s internal control over financial reporting since December 31, 2005 that has materially and adversely affected, or is reasonably likely to materially and adversely affect the Company’s internal control over financial reporting; and the Company is not aware of: (i) any material weakness in the design or operation of the Company’s internal control over financial reporting that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(mm) All securities issued by the Company have been issued and sold in compliance with (i) all applicable federal and state securities laws and (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity.

(nn) Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package or as contemplated by this Agreement, the Company has not incurred or entered any contract, agreement or understanding with any other person that would give rise to any liability for any finder’s fees, broker’s fees or similar fees, commissions or payments in connection with the transactions herein contemplated.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Sections 6(b) and 6(c) hereof, Underwriters’ Counsel, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2. Purchase, Sale and Delivery of the Shares.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth (i) the Company agrees to issue and sell 2,225,000 Firm Shares to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of __________, the number of Firm Shares set forth opposite the respective name of such Underwriter in Schedule I hereto.

(b) Delivery of the Firm Shares to the Underwriters shall be made at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, or such other location as shall be agreed upon by the Representative and the Company. Such delivery and the payment referenced below shall be made at 10:00 a.m., New York City time, on _________ __, 2006, or at such other time as shall be agreed upon by the Representative and the Company. The time and date of such delivery and payment are herein called the “Closing Date.” On the Closing Date, the Firm Shares in definitive global form, registered in the name of Cede & Co., as nominee of The Depositary Trust Company, New York, New York (“DTC”), in an aggregate amount corresponding to the aggregate amount of Shares sold to the Underwriters (the “Global Shares”), shall be delivered by the Company to the Underwriters, against payment by the Underwriters of the purchase price therefor, by wire transfer, in same day funds to an account designated by the Company, provided that the Company shall give at least two business days’ prior written notice to the Representative of the information required to effect such wire transfer. The Global Shares shall be made available to the Representative for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

(c) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters, acting severally and not jointly, the option to purchase up to 333,750 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in Section 2(a) hereof, for the sole purpose of covering over-allotments, if any, in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the 45th day following the date of the Prospectus, by written notice to the Company from the Representative. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by the Representative, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the “Additional Closing Date”); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or, if thereafter, earlier than the third full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).

Delivery of any Additional Shares to the Underwriters shall be made at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, or such other location as shall be agreed upon by the Representative and the Company. Such delivery and the payment referenced below shall be made at 10:00 a.m., New York City time, on the Additional Closing Date or at such other time as shall be agreed upon by the Representative and the Company. On the Additional Closing Date, the Additional Shares in definitive global form, registered in the name of Cede & Co., as nominee of DTC, in an aggregate amount corresponding to the aggregate amount of Additional Shares sold to the Underwriters (the “Additional Global Shares”) shall be delivered by the Company to the Underwriters, against payment by the Underwriters of the purchase price therefor, by wire transfer, in same day funds to an account designated by the Company, provided that the Company shall give at least two business days’ prior written notice to the Representative of the information required to effect such wire transfer. The Additional Global Shares shall be made available to the Representative for inspection not later than 9:30 a.m. on the business day immediately preceding the Additional Closing Date.

(d) It is understood that up to 111,250 of the Firm Shares will be reserved as Directed Shares by the Underwriters for the Directed Share Program upon the terms and conditions set forth in both the Prospectus and the Disclosure Package and in accordance with the rules and regulations of the NASD. Under no circumstances will the Representative or any Underwriter be liable to the Company or to any participant in the Directed Share Program for any action taken or omitted to be taken in good faith in connection therewith. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the Offering upon the terms and conditions set forth herein and in the Prospectus.

3. Offering. Upon the Representative’s authorization of the release of the Firm Shares, the Underwriters propose to offer the Firm Shares for sale to the public upon the terms set forth in the Prospectus.

4. Covenants. The Company covenants and agrees with the Underwriters that:

(a) If the Registration Statement has not yet been declared effective on the date of this Agreement, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence reasonably satisfactory to the Representative of such timely filing.

(b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Preliminary Prospectus or Prospectus as then amended or supplemented would, in the judgment of the Representative or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Preliminary Prospectus, the Prospectus or the Registration Statement to comply with the Securities Act or the Securities Act Regulations, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Representative) that will correct such statement or omission and will use all reasonable efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(c) The Company will promptly deliver to the Representative two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectuses and all amendments of and supplements to such documents, if any, as the Representative may reasonably request.

(d)     (i) The Company will furnish a copy of each proposed free writing prospectus to the Representative and counsel for the Underwriters and obtain the consent of the Representative prior to referring to, using or filing with the Commission any free writing prospectus pursuant to Rule 433(d) under the Securities Act.

(ii) The Representative agrees that unless it obtains the prior consent of the Company, no Underwriter will make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 164 and Rule 433 of the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act, required to be filed with the Commission.

(e) The Company will advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any requests by, the Commission for amendments or supplements to the Registration Statement, the Prospectus or the Disclosure Package or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or the Disclosure Package, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, will make every commercially reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the

Securities Act in connection with the Offering contemplated herein. The Company will provide copies of any proposed amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package for review and comment a reasonable amount of time prior to any proposed filing and will file no such amendment or supplement to which the Representative shall reasonably object and confirm such objection in writing.

(f) The Company will advise the Representative promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or Underwriters’ Counsel (i) would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) would result in any Issuer Free Writing Prospectus conflicting with the information contained in the Registration Statement relating to the Shares, or if it is necessary at any time to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package to comply with any law and, during such time, the Company will promptly prepare and furnish to the Representative copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus and the Disclosure Package as so amended or supplemented will not, at the time of delivery (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations), include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and so that the Prospectus and the Disclosure Package will comply with the Securities Act and the Securities Act Regulations, or, in the case of any Issuer Free Writing Prospectus, not conflict with the information contained in the Registration Statement.

(g) The Company will file promptly with the Commission any amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package that may, in the judgment of the Company or the Representative (in the case of the Representative, after consultation with counsel), be required by the Securities Act or requested by the Commission. Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package, the Company will furnish a copy thereof to the Representative and counsel for the Underwriters for review and comment a reasonable amount of time prior to any proposed filing, and will not file such amendment or supplement to the Registration Statement or the Prospectus or any supplement to the Prospectus to which the Representative reasonably objects and confirm such objection in writing.

(h) The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event will the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(i) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representative as soon as practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(j) For a period of two years after the date of this Agreement, the Company will file with the Commission, in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations, all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(k) Other than the Company’s sale of Shares hereunder and the Company’s issuance of Common Stock pursuant to (i) any warrants issued to the Underwriters hereunder, (ii) any existing employee benefit plan or stock option plans, (iii) any warrants issued to suppliers or vendors in conjunction with ordinary course of business equipment purchase or lease arrangements, (iv) an agreement to purchase the assets or stock of a non-affiliated entity, or (v) upon the exercise, conversion or exchange of any currently outstanding warrants, preferred stock and convertible notes, during the period beginning on the date of the Prospectus and ending 180 days after such date, the Company will not, and will not permit any of its Affiliates (as defined in Rule 405 of the Securities Act Regulations) (except for transfers permitted by the undertaking on the form attached hereto as Exhibit B), without the prior written consent of the Representative on behalf of the Underwriters, and the Company, directly or indirectly, to (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any shares of Common Stock or any securities that may be converted, exercised or exchanged, whether by operation of law or otherwise into shares of Common Stock, or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any shares of Common Stock or any securities that may be converted, exercised or exchanged, whether by operation of law or otherwise into shares of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any shares of Common Stock or any securities that may be converted, exercised or exchanged, whether by operation of law or otherwise into shares of Common Stock. The Company will obtain the undertaking, in the form attached hereto on Exhibit B, of each of its officers and directors and such of its other stockholders as have been heretofore designated by the Representative not to engage in any of the aforementioned transactions or to announce their intention to do any of the foregoing on their own behalf.

(l) The Company and its officers, directors and affiliates will not (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or that may cause or result in, or that might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) except as contemplated by the Directed Share Program, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase the Shares.

(m) The Company will ensure that the Shares sold in the Directed Share Program will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for such period following the date of this Agreement as is required by the NASD or the NASD rules. The Representative will notify the Company as to which persons will need to be so restricted. At the request of the Representative, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of such Shares prior to the expiration of any such restrictions, the Company will reimburse the Representative for any reasonable expenses (including, without limitation, legal expenses) it incurs in connection with such release.

(n) The Company will remain in compliance in all material respects with all applicable provisions of Federal and state securities laws, including, but not limited to the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as in effect from time to time. The Company and the Subsidiary have in place and will maintain effective “disclosure controls and procedures” (as defined in the Exchange Act Regulations). The Company and its Subsidiary have in place and will maintain a process to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and include those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

(o) During the 30-day period after the Registration Statement becomes effective, subject to the Company’s obligations under applicable law and listing requirements, the Company will provide the Representative the opportunity to review any press release or other public statement within a reasonable time prior to its release.

(p) The Company will use all reasonable efforts to cause the Shares to be listed for quotation on the Nasdaq Global Market.

(q) The Company will, for a period of three years after the date hereof, maintain a listing in Standard & Poor’s Corporation Records Guide or another recognized securities manual.

(r) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

(s) The Company will apply the net proceeds from the sale of the Shares as set forth under the caption “Use of Proceeds” in the Prospectus.

(t) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including without limitation the rules and regulations of the NASD, in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(u) During a period of two years after the date of this Agreement, the Company will engage and maintain at its expense a registrar and transfer agent for the Common Stock. If requested by the Representative, the Company will cause such transfer agent to provide the Representative on a monthly basis with copies of the Company’s stock transfer sheets, including DTC reports.

5. Payment of Expenses.

(a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any Preliminary Prospectus, the Prospectus and the Disclosure Package and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company’s accountants and counsel), the underwriting documents (including this Agreement) and all other documents related to the Offering (including those supplied to the Underwriters in quantities as herein above stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or blue sky laws, including the costs of printing and mailing a preliminary and final “Blue Sky Survey” and the fees of Underwriters’ Counsel in an amount not to exceed $25,000 and such counsel’s disbursements in relation thereto, (iv) listing the Shares on the Nasdaq Global Market, (v) filing for review of the public offering of the Shares by the NASD, including the filing fees and other disbursements of counsel to the Underwriters relating thereto, (vi) the cost of printing certificates representing the Shares, (vii) the cost and charges of the transfer agent or registrar for the Common Stock and (viii) the costs and expenses of the Company relating to investor presentations on the “road show” undertaken in connection with the marketing of the Offering, including, without limitation, expenses associated with the production of road show slides and graphics, lodging expenses of the Underwriters and officers of the Company and travel expenses of two representatives of the Underwriters and officers of the Company to attend any due diligence or “road show” meetings (which expense shall include the cost of any chartered aircraft that the Company determines to Charter); provided that except as provided in this Section 5(a) and in Sections 5(b), 5(c) and 5(d) below, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

(b) On the Closing Date, the Company will pay the Representative a nonaccountable expense allowance equal to two percent (2.0%) of the aggregate gross proceeds to the Company from the sale of the Firm Shares (the “Nonaccountable Expense Allowance”).

(c) If the Offering is not completed because the Company breaches any material provision of this Agreement or that certain Letter of Intent dated January 18, 2006 between the Representative and InterMetro Communications, Inc., a California corporation (the “Letter of Intent”), or if the Representative comes to the reasonable conclusion that the Company has filed a registration statement or other report with the Commission wherein the Company made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or if the Company elects not to complete the Offering for any reason other than the reasons set forth in Section 7(a) of the Letter of Intent, the Company shall be responsible to pay the Representative up to $65,000 solely for its reasonable verifiable accountable expenses, including the $15,000 contemplated by Section 5(c) of the Letter of Intent, less the $12,500 retainer previously paid by the Company pursuant to Section 5(d) of the Letter of Intent.

(d) If the Offering is not completed because the Representative breaches any material provision of this Agreement, then the Company will have all legal and equitable remedies available to it at law or in equity on a cumulative basis, and the Representative will reimburse to the Company all monies paid by the Company to the Representative pursuant to the Letter of Intent. If the Offering is not completed because the Representative comes to the reasonable conclusion that a situation contemplated by Section 11(b) has arisen, then neither the Company nor the Representative will have any further monetary or other obligation or liability to the other, except for the Company’s obligation to reimburse the Representative up to $15,000 less the $12,500 retainer for accountable expenses pursuant to Sections 5(c) and 5(d) of the Letter of Intent.

(e) On the Closing Date and any Additional Closing Date, the Company will also compensate the Representative by selling to the Representative for the sum of $100 the Warrant, which will be exercisable during the four year period commencing one year after the effective date of the Registration Statement, to subscribe for and purchase that number of shares of Common Stock of the Company as equals 10% of the number of Shares sold in the Offering, at an exercise price equal to 120% of the offering price to the public of the Shares and in accordance with the terms and conditions provided for in the form of Warrant attached hereto as Exhibit A.

6. Conditions of Underwriter’s Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, “Closing Date” shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 6 of any material misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(a) The Registration Statement shall have become effective; if the Company shall have elected to rely upon Rule 430A of the Securities Act Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and, no proceedings therefor shall have been initiated or threatened by the Commission.

(b) At the Closing Date and any Additional Closing Date, the Representative shall have received the opinion of Richardson & Associates, counsel for the Company, dated the Closing Date, or the Additional Closing Date, as the case may be, addressed to the Underwriters and in form and substance reasonably satisfactory to Underwriters’ Counsel.

(c) At the Closing Date and any Additional Closing Date, the Representative shall have received the opinion of McDermott Will & Emery LLP, counsel for the Company, dated the Closing Date, or the Additional Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to Underwriters’ Counsel.

(d) At the Closing Date and any Additional Closing Date, the Representative shall have received the opinion of Cislo & Thomas LLP, intellectual property counsel to the Company, dated the Closing Date, or the Additional Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to Underwriters’ Counsel.

(e) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representative and to Underwriters’ Counsel, and the Underwriters shall have received from Underwriters’ Counsel a favorable opinion, dated as of the Closing Date and any Additional Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Representative may reasonably require, and the Company shall have furnished to Underwriters’ Counsel such documents as it requests for the purpose of enabling it to pass upon such matters.

(f) At the Closing Date and any Additional Closing Date, the Representative shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date or the Additional Closing Date, as the case may be, to the effect that:

(i) to such officer’s knowledge, the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

(ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or, to such officers’ knowledge, threatened under the Securities Act;

(iii) the signers of such certificate have reviewed the Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and that to such officers’ knowledge when the Registration Statement became effective and at all times subsequent thereto up to the date of such certificate, the Registration Statement, the Prospectus and the Disclosure Package, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and any amendments thereto did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and the Disclosure Package and any amendments or supplements thereto did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus or the Disclosure Package that has not been so set forth; and

(iv) subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (a) any Material Adverse Change or (b) any loss or damage (whether or not insured) to the property of the Company or the Subsidiary that has been sustained or will have been sustained that has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, the Representative shall have received a letter from Mayer Hoffman McCann P.C., independent registered public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date and any Additional Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Representative, relating to the financial statements of the Company and the Subsidiary, the pro forma financial data and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

(h) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(i) The Representative shall have received from each person who is a director or officer or 5% stockholder of the Company and from such other stockholders as have been heretofore designated by a lock-up agreement for a period of 180 days, in form and substance satisfactory to the Representative and Underwriters’ Counsel.

(j) At the Closing Date, all of the Shares shall have been approved for listing on the Nasdaq Global Market, subject only to notice of issuance.

(k) At the Closing Date and any Additional Closing Date, the Company shall have executed and delivered the Warrant to the Representative and/or its designees.

(l) No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Representative shall have reasonably objected.

(m) Prior to the Effective Time, the Closing Date and any Additional Closing Date, (i) the Company shall have responded to all comments and all requests for additional information by the Commission; (ii) the Registration Statement or any amendments thereto, as of its effective date and the Effective Time, the Closing Date and any Additional Closing Date, as applicable, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the Disclosure Package as of the effective date of the Registration Statement or the Prospectus as of its date and at the Applicable Time, the Closing Date and any Additional Closing Date, as applicable, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(n) All filings with the Commission required by Rule 424 of the Securities Act Regulations to have been filed by the Closing Date or the Additional Closing Date, as applicable, shall have been made within the applicable time period prescribed for such filing by such Rule.

(o) Between the time of execution of this Agreement and the Closing Date or the relevant Additional Closing Date there shall not have been any Material Adverse Change, and no transaction that is material and unfavorable to the Company shall have been entered into by the Company or the Subsidiary, in each case, which is, in the Representative’s sole judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(p) The NASD shall have confirmed in writing that it has decided not to raise any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements and shall not have raised any such objection after the date of such confirmation.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representative and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be canceled by the Representative at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by the Representative at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by electronic mail or facsimile, confirmed in writing.

7. Indemnification.

(a) The Company will indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which the Underwriters may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact (i) contained in the Registration Statement, the Prospectus or the Disclosure Package, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters through the Representative expressly for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.

(b) The Underwriters will indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Disclosure Package, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representative expressly for use therein; provided, however, that in no case shall the Underwriters be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriters hereunder.

This indemnity will be in addition to any liability that any Underwriters may otherwise have, including under this Agreement. The Company acknowledges that the statements set forth in the second, fourth, ninth, tenth and eleventh paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters expressly for use in the Registration Statement, the Prospectus and the Disclosure Package, or in any amendment thereof or supplement thereto, as the case may be.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 7, except to the extent such failure prejudiced the indemnifying party). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel satisfactory to the indemnified party or parties to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different than or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts, and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall the Underwriters be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriters hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriters, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent such failure prejudiced such party. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

9. [Intentionally Omitted].

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including representations of the Company in Section 1, the agreements contained in Sections 4 and 5, the indemnity agreements contained in Section 7, the contribution agreements contained in Section 8 and the agreements contained in Section 13, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriters or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 4, 5, 7, 8 and 13 hereof shall survive the termination of this Agreement, including termination pursuant to Section 11 hereof.

11. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon execution.

(b) The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date, or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence shall have materially disrupted, or in the Representative’s reasonable opinion will prior to the closing date materially disrupt, the market for the Company’s securities or securities in general; or (B) if trading on the Nasdaq Global Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market by order of the Commission, any other governmental authority having jurisdiction or otherwise; or (C) if a banking moratorium shall have been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) if the United States of America shall have become engaged in hostilities or there is an escalation of hostilities involving the United States of America or there is a declaration of a national emergency or war by the United States of America or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in the Representative’s judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 11 shall be by telephone, electronic mail or facsimile, confirmed in writing by letter.

12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Underwriters, shall be mailed, delivered, or sent via facsimile and confirmed in writing, to the Underwriters c/o Ladenburg, Thalmann & Co. Inc., 153 East 53rd Street, 49th Floor, New York, New York 10022, Attention: Peter H. Blum, with a copy to: Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attention: David J. Adler, Esq.; if sent to the Company, shall be mailed, delivered, or sent via facsimile and confirmed in writing to the

InterMetro Communications, Inc., 2685 Park Center Drive, Building A, Simi Valley, California 93065, Attention: Charles Rice, with a copy to: McDermott Will & Emery LLP, 2049 Century Park East, 34th Floor, Los Angles, California 90067, Attention: Mark J. Mihanovic, Esq.

13. Consent to Jurisdiction; Waiver of Immunities.

(a) The Company submits to the exclusive jurisdiction of any New York State or federal court sitting in the State of New York, County of New York, and any appellate court from any thereof in any action, suit or proceeding arising out of or relating to this Agreement or any other document delivered in connection herewith. The Company agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or in such federal court and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints Corporation Service Company as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any New York Court by any Underwriter. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

(b) Nothing in this Section 13 shall affect the right of any person to serve legal process in any other manner permitted by law or affect the right of any person to bring any action or proceeding against the Company or its properties in the courts of other jurisdictions.

(c) The provisions of this Section 13 shall survive any termination of this Agreement, in whole or in part.

14. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling persons, directors, officers and others referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from the Underwriters.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts made and to be fully performed in such state without regard to principles of conflicts of law.

16. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of This Page was Intentionally Left Blank]

If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

INTERMETRO COMMUNICATIONS, INC.

By:
Name: Charles Rice
Title: Chairman and Chief Executive Officer

Accepted as of the date first above written LADENBURG, THALMANN & CO. INC.

153 East 53rd Street, 49th Floor New York, N.Y. 10022

By:	Ladenburg Thalmann & Co. Inc

By:
Name: Peter Blum
Title: Senior Managing Director

SCHEDULE I

Name of Underwriter	Total Number of Firm Shares to be Purchased
Ladenburg, Thalmann & Co. Inc.
Wunderlich Securities, Inc.

TOTAL	2,225,000

SCHEDULE II-1

PERMITTED FREE WRITING PROSPECTUSES

SCHEDULE II-2

ROAD SHOW PRESENTATIONS

SCHEDULE III

PRICING INFORMATION

EXHIBIT A

WARRANT

EXHIBIT B

LOCK UP AGREEMENT